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EXHIBIT 2

                                  ABER DIAMOND CORPORATION
                                  P.O. BOX 4569, STATION A
                                  TORONTO, ONTARIO, CANADA M5W 4T9
                                  TEL 416.362.2237    FAX 416.362.2230
                                  WWW.ABER.CA

CERTIFICATION OF INTERIM FILINGS DURING TRANSITION PERIOD

I, Robert A. Gannicott, Chief Executive Officer of Aber Diamond Corporation, certify that:

1.
I have reviewed the interim filings (as this term is defined in Multilateral Instrument 52-109 Certification of Disclosure in Issuers' Annual and Interim Filings) of Aber Diamond Corporation, (the issuer) for the interim period ending October 31, 2005;

2.
Based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings; and

3.
Based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the interim filings.

Date: December 2, 2005

"Robert A. Gannicott"
Robert A. Gannicott
Chief Executive Officer

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CERTIFICATION OF INTERIM FILINGS DURING TRANSITION PERIOD